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                                                                    EXHIBIT 23.2

                        CONSENT OF TROUTMAN SANDERS LLP


                                August 11, 1999


Energy Convergence Holding Company
1000 Louisiana Street, Suite 5800
Houston, Texas  77002

Illinova Corporation
500 South 27th Street
Decatur, Illinois  62525

     Re: Joint Proxy Statement of Illinova Corporation and Dynegy Inc. Registration Statement on Form S-4 of Energy Convergence Holding Company

Ladies and Gentlemen:

We hereby consent to the use of our name under the caption "Legal Matters" in the Joint Proxy Statement referred to above included in the above-mentioned Registration Statement, and in any supplements thereto or amendments thereof. Our consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.


                                Very truly yours,


                               /s/ Troutman Sanders LLP